Exhibit 99.1

FOR IMMEDIATE RELEASE

Providence Service Corporation Announces Appointment of

Todd J. Carter, David A. Coulter and Frank J. Wright to
its Board of Directors

STAMFORD, CONNECTICUT – July 6, 2016 – The Providence Service Corporation (the “Company”) (Nasdaq: PRSC) today announced the appointment of Todd J. Carter, David A. Coulter and Frank J. Wright to the Company’s Board of Directors.

Chris Shackelton, Chairman, commented, “We are proud to announce a noteworthy milestone for Providence with the addition of three high-caliber directors to our Board.  Todd, David and Frank each bring an admirable history of leadership and accomplishments.  They share the vision of building sustainable, long-term shareholder value through the Providence platform, and their sophistication and experience position them to have a significant and immediate impact.”

James Lindstrom, Chief Executive Officer, commented, "Todd, David and Frank have track records of investing in and growing the intrinsic value of companies across a variety of industries. As we seek to create value for our clients, colleagues and shareholders through our current technology-enabled services and through additional acquisitions, their extensive global networks and experience investing in, advising and leading private and public companies as CEOs and board members positions them to make significant contributions to our long term strategic goals."

Todd J. Carter is Co-President and Chief Executive Officer of GCA Savvian Advisors, a global independent investment banking firm, and serves on the firm’s board of directors. He has served in these roles since 2008, and is a co-founder of the firm. Previously, Mr. Carter served as Chairman, President and Chief Executive Officer of Savvian Inc. and Perseus Group. Prior to 2003, he was President of Robertson Stephens & Company Inc., a global investment banking and asset management firm, and served on the firm’s board of directors. Earlier in his career, Mr. Carter was employed by McKinsey & Company and Smith Barney Inc. Additionally, Mr. Carter has served on a number of company, advisory and non-profit boards of directors. Mr. Carter holds a B.A. from the University of Texas and an M.B.A. from Harvard University.

David A. Coulter is a Special Limited Partner of Warburg Pincus. During the past 10 years, he served in roles at Warburg Pincus including Vice Chairman as well as Managing Director and senior advisor focused on the firm’s financial services investment activities. Prior to that, Mr. Coulter held a series of positions at J.P. Morgan Chase and was a member of its Office of the Chairman. He also served as Chairman and Chief Executive Officer of BankAmerica Corporation. Mr. Coulter is a director of Aeolus Re, Santander Asset Management, Triton Container International and Varo Money. He is also a board member of Lincoln Center, Carnegie Mellon University, Third Way and the Northern California Asia Society. Mr. Coulter received a B.S. and an M.S. from Carnegie Mellon University.

700 Canal Street, Third Floor ● Stamford, Connecticut 06902 ● 203/307.2800 ● www.prscholdings.com

Frank J. Wright is founder of the PharmaTrust, a firm that provides advisory services to companies and investors engaged in healthcare services and pharmaceutical development and manufacturing. Mr. Wright has almost 40 years of experience in the chemical and pharmaceutical industries. He served as a senior executive of Alexion Pharmaceuticals LLC from 2012 to 2014, as President of European operations, and is a co-founder of Aptuit, an integrated drug development services company. Prior to that, Mr. Wright held a variety of executive positions in multiple pharmaceutical companies, including Glaxo Wellcome. He is a director of Laurus Labs Private, Limited, Laurus Synthesis Inc., Exela Pharma Sciences and ZenQMS. Mr. Wright qualified in Mechanical Engineering from the University of Strathclyde, Glasgow.

The addition of Mr. Carter, Mr. Coulter and Mr. Wright to the Providence Board of Directors increases the number of directors to eight.

About The Providence Service Corporation

The Providence Service Corporation is a holding company whose subsidiaries provide critical healthcare and workforce developments services, comprised of non-emergency transportation services, workforce development services, legal offender rehabilitation services, health assessment services, and care management services in the United States and abroad. For more information, please visit prscholdings.com.

Forward-Looking Statements

Certain statements contained in this release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on our current expectations, assumptions, estimates and projections about our business and our industry, and are not guarantees of our future performance. These statements are subject to a number of known and unknown risks, uncertainties and other factors which may cause actual events to be materially different from those expressed or implied herein, including factors disclosed in our annual report on Form 10-K for the year ended December 31, 2015. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. We undertake no obligation to update or revise any forward-looking statements contained in this release, whether as a result of new information, future events or otherwise, except as required by applicable law.

Investor Relations Contact

Chris Brigleb – VP of Finance

(203) 816-6589

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